Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-206619, 333-211101 and 333-228495) of DexCom, Inc., and

(2)
Registration Statements (Form S-8 Nos. 333-124059, 333-138174, 333-145159, 333-149734, 333-158993, 333-166552, 333-172604, 333-180421, 333-188305,  333-195660, 333-202375, 333-204699 and 333-218562 ) pertaining to the 2005 Equity Incentive Plan, 2005 Employee Stock Purchase Plan, 1999 Stock Option Plan, 2015 Amended and Restated Equity Incentive Plan and 2015 Employee Stock Purchase Plan of DexCom, Inc.;

of our reports dated February 21, 2019, with respect to the consolidated financial statements and schedule of DexCom, Inc., and the effectiveness of internal control over financial reporting of DexCom, Inc., included in this Annual Report (Form 10-K) of DexCom, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Diego, California
February 21, 2019